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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
WESTERN GAS RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

WESTERN GAS RESOURCES, INC.
12200 North Pecos Street
Denver, Colorado 80234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 17, 2002

To the Stockholders of
WESTERN GAS RESOURCES, INC.:

        The Annual Meeting of Stockholders of Western Gas Resources, Inc., a Delaware corporation, will be held at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021 on Friday, May 17, 2002 at 10:00 A.M. local time for the following purposes:

  1.
  To elect three Class One Directors to serve until their terms expire in 2005 or until their successors have been elected and qualified;

  2.
  To vote on our proposed 2002 Stock Incentive Plan;

  3.
  To vote on our proposed 2002 Non-Employee Director Stock Option Plan; and

  4.
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Accompanying this Notice of Annual Meeting of Stockholders is a Proxy, a Proxy Statement and a copy of our 2001 Annual Report to Stockholders.

        Stockholders are cordially invited to attend the Annual Meeting. Only holders of record of shares of our common stock at the close of business on March 29, 2002 are entitled to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

BRION G. WISE Chairman of the Board

By Order of the Board of Directors,

Denver, Colorado
April 17, 2002

WESTERN GAS RESOURCES, INC.
12200 North Pecos Street
Denver, Colorado 80234

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 17, 2002

        We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Western Gas Resources, Inc. The proxies are for use at our Annual Meeting of Stockholders to be held at 10:00 A.M. local time on Friday, May 17, 2002 at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about April 17, 2002.

        All holders of record of our common stock at the close of business on March 29, 2002 (the "record date") are entitled to vote at the Annual Meeting. On the record date, there were 32,975,770 shares of common stock outstanding. Each holder of record of common stock at the close of business on the record date will be entitled to one vote for each share held.

        Your attendance at the Annual Meeting in person or by proxy is requested. The presence, in person or by proxy, of holders of a majority of the outstanding shares entitled to vote is necessary to transact business. If you execute, date and return your Proxy in the accompanying form, your shares represented on the Proxy will be voted in accordance with your instructions. If you attend the Annual Meeting, you may vote your shares in person whether or not you have previously executed and returned your Proxy. Unless you give other instructions, the persons designated as Proxy holders on the Proxy card will vote FOR the election of the nominees named as directors, FOR the approval of the 2002 Stock Incentive Plan and FOR the approval of the 2002 Non-Employee Director Stock Option Plan. If any other matter is properly presented at the meeting, which is not currently anticipated, the Proxy holders will vote the Proxies in accordance with their best judgment. We will pay for the cost of soliciting the Proxies.

        We will appoint a person to act as the election inspector for the Annual Meeting. The election inspector will count votes cast by proxy or in person. In determining whether a majority of shares entitled to vote is present at the Annual Meeting, the election inspector will treat shares represented by proxies as being present and entitled to vote.

        You may revoke your Proxy at any time before it has been exercised by giving written notice of such revocation to us addressed to John C. Walter, Secretary 12200 North Pecos, Denver, Colorado 80234. Your revocation will not be effective unless we have received it prior to the Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Our Certificate of Incorporation establishes three classes of directors, each of which serves a three-year term. In each successive year, one class of directors is elected. The Board of Directors has nominated Brion G. Wise, Richard B. Robinson and Peter A. Dea for election as Class One Directors.

        The terms of the Class One directors, if elected, will expire on the date of our Annual Meeting of Stockholders in 2005, or when their successors are elected and qualified. If any of the nominees is not elected or is unable to serve, the remaining board members may elect a substitute or may reduce the size of the board, in accordance with our Bylaws.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL ONE, THE ELECTION OF CLASS ONE DIRECTORS.

        The current directors, including the nominees, are described under the caption "Directors and Officers."

PROPOSAL TWO
2002 STOCK INCENTIVE PLAN

        In February 2002, the Board of Directors approved the proposal of the 2002 Stock Incentive Plan, for a vote by our stockholders. The following is a summary of the material terms of the 2002 Plan which is qualified in its entirety by a copy of the 2002 Plan, attached hereto as Appendix A. The 2002 Plan is intended to be an incentive plan in accordance with the provision of Section 422 of the Internal Revenue Code of 1986, as amended. The 2002 Plan provides for the grant of options to acquire shares of our common stock. Subject to certain adjustments, the maximum number of shares for which options may be granted under the 2002 Plan is 1,250,000 shares of common stock. The 2002 Plan also provides that stock options may be granted to all employees including as an incentive upon the hiring of an employee. Under the 2002 Plan, the board of directors determines and designates from time to time those employees to whom options are granted. No stock option grants under the 2002 Plan have been made. If any option terminates or expires prior to being exercised, the shares relating to the option are released and may be subject to re-issuance under a new option. The board has the right to, among other things, fix the price, terms and conditions for the grant or exercise of any option, including vesting schedules based on elapsed time or our performance. In granting the options to acquire common stock, the board will consider among other things, our financial performance and the performance of the individual. No employee may be granted more than 125,000 options to acquire common stock in any fiscal year. The purchase price of the stock under each option shall be the fair market value of the stock at the time such option is granted and no options shall be repriced. For purposes of the 2002 Plan, fair market value shall mean the New York Stock Exchange Composite Transactions average closing price for the stock reflected in The Wall Street Journal or another publication selected by the board for the ten trading days preceding the day the Option is granted to each employee. The 2002 Plan requires the employee to exercise the option at the earlier of ten years from the date of the 2002 Plan or within five years of the date each portion vests. The employee's right to exercise options under the 2002 Plan is subject to continuous employment since the grant was made. If the employee dies, becomes disabled (within the meaning of the 2002 Plan) or a change of control occurs, then all of the options granted to the employee shall become 100% exercisable. Although options covering 862,719 shares remain to be granted under the 1993 and 1997 Stock Option Plans, no further options will be granted under either plan.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL TWO, THE 2002 STOCK INCENTIVE PLAN.

PROPOSAL THREE
2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        In April 2002, the Board of Directors approved the proposal of the 2002 Non-Employee Director Stock Option Plan, for a vote by our stockholders. The following is a summary of the material terms of the 2002 Plan which is qualified in its entirety by a copy of the 2002 Plan, attached hereto as Appendix B. We have reserved 110,000 shares of our common stock for issuance under the 2002 Director Plan. The 2002 Director Plan provides for a three year vesting schedule while the non-employee director serves on our board. Under the 2002 Director Plan, after May 2002, a newly elected non-employee director will be granted 5,000 options to acquire common stock as of the date of election. The 2002 Director Plan also provides for an annual grant to each non-employee director of 2,000 options to acquire common stock on the date of our annual meeting. The purchase price of the stock under each option shall be the fair market value of the stock at the time such option is granted, and no options shall be repriced. For purposes of the 2002 Director Plan, fair market value shall mean the New York Stock Exchange Composite Transactions average closing price for the stock reflected in The Wall Street Journal or another publication selected by the board for the ten trading days preceding the day the Option is granted to each non-employee director. The 2002 Director Plan requires the non-employee director to exercise the option at the earlier of ten years from the date of the 2002 Director Plan or within five years of the date each portion vests. The non-employee director's right to exercise options under the 2002 Director Plan is subject to continuous service since the grant was made. If the non-employee director dies or becomes disabled (within the meaning of the 2002 Director Plan) or a change of control occurs, then all of the options granted to the non-employee director shall become 100% exercisable.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL THREE, THE 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

        The presence, in person or by proxy, of holders of a majority of the outstanding shares entitled to vote is necessary to elect directors, approve the 2002 Stock Incentive Plan and approve the 2002 Non-Employee Director Stock Option Plan. If you vote to abstain, your shares will be treated as present for purposes of determining whether a majority of outstanding shares entitled to vote are present. These proposals require a plurality of the votes cast to pass. Under Delaware law, in tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

        The following table provides information as of March 29, 2002 with respect to: (i) stockholders who we knew owned more than 5% of our common stock and (ii) ownership by our directors and our five most highly compensated executive officers and by all directors and officers as a group of our common stock, $2.28 Cumulative Preferred Stock and $2.625 Cumulative Convertible Preferred Stock.

	Common Stock**			$2.28 Cumulative Preferred Stock			$2.625 Cumulative Convertible Preferred Stock
Name and Address of Beneficial Owner	Number of Shares (excluding options)		Exercisable Stock Options(1)	% of Class	Number of Shares		% of Class	Number of Shares		% of Class
State Street Research One Financial Center Boston, MA 02111	3,170,500	(2)	—	9.6	—	(2)	—	—	(2)	—
The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777	2,037,633	(2)	—	6.2	—	(2)	—	—	(2)	—
Brion G. Wise 12200 N. Pecos Street Denver, CO 80234	3,314,930		—	10.1	800		*	—		—
Ward Sauvage 4270 S. Decatur, Suite B-1B Las Vegas, NV 89103-6802	3,042,287	(3)	—	9.2	—		—	—		—
Walter L. Stonehocker 15600 Holly Brighton, CO 80601	2,748,361	(4)	—	8.3	—		—	31,800	(4)	1.2
Dean Phillips 524 N. 30th Street Quincy, IL 62301	1,834,825	(5)	—	5.6	—		—	—		—
Bill M. Sanderson	633,355	(6)	—	1.9	—		—	—		—
Richard B. Robinson	10,450	(7)	3,350	*	—		—	—		—
James A. Senty	13,153	(8)	1,667	*	—		—	—		—
Joseph E. Reid	—		5,000	*	—		—	—		—
Lanny F. Outlaw***	142,756	(9)	—	*	—		—	—		—
Peter A. Dea****	—		—	*	—		—	—		—
John C. Walter	41,887	(10)	38,900	*	—		—	—		—
John F. Chandler	33,353	(12)	17,555	*	—		—	—		—
Edward A. Aabak	63,500	(11)	2,223	*	—		—	—		—
William J. Krysiak	16,456	(13)	28,800	*	—		—	—		—
Directors and officers as a group (19 persons)	11,895,313		97,495	35.1	800		*	31,800		1.2

*
Less than 1%.

**
On March 22, 2001, our board of directors declared a dividend distribution of one Right for each outstanding share of our common stock to stockholders of record at the close of business on April 9, 2001. Each Right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, at a purchase price of $180 per unit, subject to adjustment. None of the information contained in this table or elsewhere in this Proxy Statement gives effect to this dividend.

***
Lanny F. Outlaw served as Chief Executive Officer and President through October 31, 2001.

****
Peter A. Dea was hired as Chief Executive Officer and President commencing on November 1, 2001.

(1)
The directors and officers have the right to acquire the shares of common stock reflected in this column either currently or within 60 days after March 29, 2002 through the exercise of stock options. The address of the directors and officers is Western Gas Resources, Inc., 12200 North Pecos Street, Denver, Colorado 80234.

(2)
Amount and nature of beneficial ownership is at December 31, 2001 as reported in the applicable Schedule 13G and includes shares held by subsidiaries and affiliates. The percent of class was calculated using total shares outstanding at December 31, 2001. Our only voting security is our common stock. The Schedule 13G is the only information that we have regarding ownership of our voting securities.

(3)
Includes 2,102,576 shares of common stock held by Sauvage Gas Company (owned 100% by ALS Enterprise) and 939,711 shares of common stock held by Sauvage Gas Service Corporation (owned 100% by ALS Enterprise). ALS Enterprise is owned as follows: Ward Sauvage Trust No. 1—21.6475%, Janice Sauvage Trust No. 1—21.6475%, Marquis W. Sauvage Trust—27.1045%, Alan Sauvage Trust—27.1055% and Nolan C. Rucker—2.4950%.

(4)
Includes 1,257,759 shares of common stock owned directly by Mr. Stonehocker, 1,384,379 shares of common stock held by Mr. Stonehocker's wife, 73,040 shares of common stock held by the WGP Trust, of which Mrs. Stonehocker is the trustee, 3,183 shares of common stock held by one of Mr. And Mrs. Stonehocker's sons directly and through 10% or more ownership in a partnership and 30,000 of common stock held by Mr. and Mrs. Stonehocker as tenants-in-common. Also includes15,000 shares of $2.625 Cumulative Convertible Preferred Stock held by Mr. Stonehocker, 15,000 shares of $2.625 Cumulative Convertible Preferred Stock held by Mr. Stonehocker's wife, and 1,800 shares of $2.625 Cumulative Convertible Preferred Stock held by Mr. and Mrs. Stonehocker as tenants-in-common.

(5)
Includes 1,815,725 shares of common stock owned directly by Mr. Phillips and 19,100 shares of common stock held by Mr. Phillips' wife.

(6)
Includes 71,170 shares of common stock held by Mr. Sanderson and his wife as joint tenants, 491,139 shares of common stock held by Cedar Assets L.L.L.P. for which Mr. Sanderson and his wife are the general partners, 39,982 shares of common stock held by the Sanderson Stock Trust, of which Mr. Sanderson's wife is the trustee, 200 shares held by the Sanderson Family Foundation for which Mr. Sanderson and his wife are the directors, 864 shares of common stock held by Mr. Sanderson's wife and 30,000 owned directly through an IRA account.

(7)
Includes 5,000 shares of common stock held by the Lentz, Evans & King pension fund, for the benefit of Mr. Robinson, 1,000 shares of common stock owned directly by Mr. Robinson's wife, 800 shares of common stock held by Mr. Robinson and his wife as custodians for their minor children and 3,650 shares of common stock owned directly by Mr. Robinson.

(8)
Includes 11,033 shares of common stock owned directly by Mr. Senty and 2,120 shares of common stock owned directly by Mr. Senty's wife.

(9)
Includes 132,090 shares of common stock held by Outlaw Holdings L.L.C., of which Mr. Outlaw is the Manager and his wife is the Trustee, and 10,666 shares owned by the Western Gas Resources, Inc. Retirement Plan for the benefit of Mr. Outlaw.

(10)
All shares of common stock are held by Mr. Walter and his wife as joint tenants.

(11)
Includes 49,466 shares of common stock held by Mr. Aabak directly, 1,200 shares of common stock held by Mr. Aabak and his wife as joint tenants and 12,834 shares owned by the Western Gas Resources, Inc. Retirement Plan for the benefit of Mr. Aabak.

(12)
Includes 25,650 shares of common stock owned directly by Mr. Chandler and 7,703 owned by the Western Gas Resources, Inc. Retirement Plan for the benefit of Mr. Chandler.

(13)
All shares of common stock are held by Mr. Krysiak and his wife as joint tenants.

DIRECTORS AND OFFICERS

        The following table provides information concerning our directors and officers.

NAME	AGE	POSITION
Brion G. Wise	56	Chairman of the Board(1)
Walter L. Stonehocker	77	Vice Chairman of the Board(3)
Dean Phillips	70	Director(3)(5)
Joseph E. Reid	73	Director(2)(4)(5)
Richard B. Robinson	53	Director(1)(4)(5)
Bill M. Sanderson	72	Director(3)
Ward Sauvage	76	Director(2)
James A. Senty	66	Director(3)(4)(5)
Lanny F. Outlaw	66	Chief Executive Officer, President until October 31, 2001 and Director(2)
Peter A. Dea	48	Chief Executive Officer, President beginning November 1, 2001 and Director(1)
John C. Walter	56	Executive Vice President, General Counsel and Secretary
Edward A. Aabak	50	Senior Vice President—Operations
John F. Chandler	45	Senior Vice President—Marketing, Production and Business Development and Assistant Secretary
William J. Krysiak	41	Chief Financial Officer
Vance S. Blalock	48	Treasurer and Assistant Secretary
Brian E. Jeffries	44	Vice President—Gas Marketing
J. Burton Jones	42	Vice President—Business Development and Land
Jeffery E. Jones	48	Vice President—Production
David D. Keanini	41	Vice President—Engineering, Environmental & Safety

(1)
Class One Director upon election; term expires in 2005.

(2)
Class Two Director; term expires in 2003.

(3)
Class Three Director; term expires in 2004.

(4)
Member of the Audit Committee.

(5)
Member of the Compensation and Nominating Committee.

        Brion G. Wise, has served as Chairman of the Board since July 1987. Mr. Wise served as Chief Executive Officer from December 1986 through October 1999 and as President from 1971 through

1986. Mr. Wise also serves as a director for Catalina Lighting, Inc. Mr. Wise received his Bachelor of Science Degree in Chemical Engineering from Washington State University.

        Walter L. Stonehocker, has served as Vice Chairman of the Board since July 1992, a director since July 1987, Senior Vice President from January 1985 to July 1992 and a Vice President from 1971 to 1985. In addition, he has acted as a lobbyist for the oil and gas industry in various western states.

        Dean Phillips, has served as a director since July 1987 and as a member of the Compensation and Nominating Committee since May 1995. Mr. Phillips has been engaged in the wholesale and retail distribution of natural gas liquids since 1956.

        Joseph E. Reid, has served as a director since May 1994, a member of the Audit Committee since May 1995 and as a member of the Compensation and Nominating Committee since May 1994. Mr. Reid has been involved in the oil and gas business since 1956. From 1984 to 1986 he served as President and Chief Executive Officer of Meridian Oil, Inc., and from 1978 to 1982 as President and Chief Executive Officer of Superior Oil Company. Since 1986 Mr. Reid has been a consultant to the oil and gas industry. Mr. Reid also serves as a director for Riverway Bank. He received his M.B.A. from the Harvard Graduate School of Business and his Bachelor of Science Degree from Louisiana State.

        Richard B. Robinson, has served as a director since July 1987, a member of the Audit Committee since May 1988 and as a member of the Compensation and Nominating Committee since September 1993. Mr. Robinson has been a shareholder of the law firm of Lentz, Evans and King P.C. since 1980. He has also been an adjunct professor at the University of Denver College of Law since 1980. He has represented us since 1977 with respect to tax, corporate and partnership law matters. Mr. Robinson received his Juris Doctor Degree from the University of Denver and his L.L.M. in Taxation from New York University.

        Bill M. Sanderson, has served as a director since July 1987 and as our President from December 1986 through March 1996, Chief Operating Officer from May 1986 through March 1996 and Senior Vice President from 1981 through 1986. Mr. Sanderson received his Bachelor of Science Degree, cum laude, in Chemical Engineering from Texas Tech University.

        Ward Sauvage, has served as a director since July 1987. Mr. Sauvage was engaged in the wholesale and retail distribution of natural gas liquids from 1949 through 1993. Mr. Sauvage is Chairman of the Board and President of Sauvage Gas Company, a diversified private investment company formed in 1958.

        James A. Senty, has served as a director since July 1987, a member of the Audit Committee since May 1988 and a member of the Compensation and Nominating Committee since September 1993. Mr. Senty has been engaged in the wholesale and retail distribution of natural gas liquids since 1960. He has owned certain banking interests since 1976 and currently serves as Chairman of the Board of The Park Bank, Park Bank Corporation and Deerfield Financial. Mr. Senty was recently appointed by the Governor of the State of Wisconsin as Trustee for The State of Wisconsin Investment Board. He is also Chairman of the Board and President of Midwest Bottle Gas Co., a company that directly and through subsidiaries is engaged in the retail and wholesale marketing of natural gas, natural gas liquids and other related items in several states. He is a director and Senior Vice President of MNIC Companies, the parent organization of several insurance companies in Wisconsin.

        Lanny F. Outlaw, has served as a director since October 1999 and served as our Chief Executive Officer, President and Chief Operating Officer from April 1996 to October 31, 2001, Executive Vice President from September 1994 through March 1996 and in various other executive positions since August 1987. Mr. Outlaw received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

        Peter A. Dea, has served as a director since his appointment in November 2001 and became our Chief Executive Officer and President at that time. Mr. Dea previously served as Chairman of the Board from April 2000 to August 2001 and Chief Executive Officer for Barrett Resources Corporation. Prior to this position, from November 1999 to April 2000, Mr. Dea was the Chief Executive Officer and Vice Chairman of Barrett Resources Corporation. From February 1994 through March 2000, he held various positions at Barrett Resources including Executive Vice President-Exploration, Senior Vice President-Exploration and held various exploration geologist positions. Mr. Dea served as President of Nautilus Oil and Gas Company from 1992 through 1993. Mr. Dea has served on the Board of the Colorado Oil & Gas Association since 1995 where he served as President in 2001. He also serves on the Board of Trustees for the Denver Museum of Nature and Science, the American Geologic Institute Foundation and the Western State College Foundation. Mr. Dea also serves on the Board of Directors for EchoStar Communications. Mr. Dea received his Bachelor of Arts Degree in Geology from Western State College and his Masters Degree in Geology from the University of Montana.

        John C. Walter, has served as Executive Vice President, General Counsel and Secretary since September 1994, Vice President-General Counsel from May 1988 to August 1994, and in various other management positions since April 1983. Mr. Walter received his Bachelor of Arts Degree in Economics and Juris Doctor Degree from the University of Colorado.

        Edward A. Aabak, has served as Senior Vice President—Operations since September 1997, Vice President—Northern Region from June 1995 to August 1997, and in various other management positions since February 1993. Mr. Aabak holds a Bachelor of Science Degree in Chemical Engineering from the University of Alberta.

        John F. Chandler, has served as Senior Vice President—Marketing, Production and Business Development and Assistant Secretary since April 1996, Vice President—Marketing and Pipelines from September 1993 through March 1996, and in various other positions in engineering and business development since July 1984. Mr. Chandler received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

        William J. Krysiak, has served as Chief Financial Officer since October 2001, Vice President—Finance from September 1993 to October 2001, Corporate Controller from June 1993 to August 1993, Controller—Financial Accounting from June 1990 to May 1993, and in various other management positions in accounting and tax since August 1985. Mr. Krysiak is the principal financial and accounting officer of the Company. He received his Bachelor of Science Degree in Business Administration from Colorado State University and is a Certified Public Accountant.

        Vance S. Blalock, has served as Treasurer and Assistant Secretary since November 1994, Controller of Systems Development and Acquisitions from January 1993 to November 1994, and in various other management positions since September 1981. Ms. Blalock received her Bachelor of Science Degree in Commerce from the University of Louisville and is a Certified Public Accountant.

        Brian E. Jeffries, has served as Vice President—Gas Marketing since April 1996 and as Director of Marketing and Transportation from November 1992 to March 1996. Mr. Jeffries was employed by United Gas Pipe Line Company from 1991 to 1992. Mr. Jeffries received his Bachelor of Science Degree in Civil Engineering from the University of Colorado.

        J. Burton Jones, has served as Vice President—Business Development and Land since June 2000, Vice-President-Business Development since September 1997 and as Director of Strategic Planning from August 1996 to August 1997. Mr. Jones was employed by Burlington Resources Inc. from July 1988 to August 1996 in various gas supply and business development positions. Mr. Jones received his Bachelor of Science Degree in Petroleum Engineering from Texas Tech University.

        Jeffery E. Jones, has served as Vice President—Production since October 1993 and in various other business development and management positions since 1989. Mr. Jones received his Bachelor of Science Degree in Psychology from Colorado College and his Bachelor of Science Degree in Mechanical Engineering from the University of Colorado.

        David D. Keanini has served as Vice President-Engineering, Environmental and Safety since January 2000, General Manager-Engineering, Environmental and Safety from December 1998 to December 1999, Operations Manager-Rocky Mountain Region from August 1994 to November 1998, and in various other engineering positions since September 1989. Mr. Keanini holds a Bachelor of Science degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines.

Meetings and Committees of the Board of Directors

        The board of directors held 17 meetings during 2001. Each director attended at least 75% of the total number of meetings of the board and its committees on which each director served during the year. The board of directors has an Audit Committee and a Compensation and Nominating Committee, as well as other committees. Only non-employee directors serve on each of the Audit Committee and the Compensation and Nominating Committee.

  Audit Committee

        Messrs. Reid, Robinson and Senty are members of the Audit Committee. The Audit Committee recommends the appointment of independent auditors, reviews the plan, scope, and results of the audit, monitors the fees for the audit and other services and reviews the findings and recommendations of the independent accountants concerning internal accounting procedures and controls. The Audit Committee also recommends accounting and internal auditing policies that, in the Audit Committee's judgment, should receive the attention of the board of directors. The Audit Committee's duties are more fully set forth in the written Audit Committee's Charter adopted by the board of directors in 2000.

        The Audit Committee met five times in 2001, in addition to their consultations with the independent auditors to review our interim financial statements. All members attended at least 75% of these meetings. The board of directors has determined that each member of the Audit Committee has the requisite financial literacy and independence in order to serve on the Audit Committee. We consider all the Audit Committee members to be "independent directors" as defined by the regulations of the New York Stock Exchange because they have no significant holdings of our stock, they have never been employed by us, and they receive no material compensation from us other than director and committee fees. Any transactions between an Audit Committee member and us have been determined to be in the ordinary course of business on an arm's length basis. Additionally, the board of directors has determined that Mr. Reid has the requisite financial expertise as required by the regulations of the New York Stock Exchange.

  Compensation and Nominating Committee

        Messrs. Phillips, Reid, Robinson and Senty are members of the Compensation and Nominating Committee. The Compensation and Nominating Committee makes recommendations to the board regarding employee and executive officer compensation. The Compensation and Nominating Committee is also responsible for interviewing and nominating to the board candidates for director positions and in 2001, candidates for the Chief Executive Officer and President position. The Compensation and Nominating Committee met five times in 2001. All members attended at least 75% of these meetings.

        In recommending candidates to the board of directors, the Compensation and Nominating Committee seeks persons of proven judgment and experience. Stockholders who wish to suggest qualified candidates may write a letter, via certified United States mail, return receipt requested, to our Secretary at 12200 North Pecos Street, Denver, Colorado 80234, stating in detail the qualifications of the persons they recommend. Stockholders must include a letter from each nominee affirming that he or she will agree to serve to serve as our director if elected by stockholders. However, through its own resources, the Compensation and Nominating Committee expects to be able to identify an ample number of qualified candidates. See "Stockholder Proposals" and "Advance Notice Provisions" for information on nominating persons for election to the board of directors at our 2003 Annual Meeting.

Remuneration of Directors

        For the year ended December 31, 2001, our non-employee directors received annual fees of $25,000 each, payable in quarterly installments, and annual fees of $5,000 for each committee on which a director served. Our directors, who are also full-time employees, receive no fees or remuneration for services as members of the board. Each director also has the option of obtaining company health insurance under similar terms as the executive officers. We have entered into indemnification agreements with each of the directors, which, among other things, place the burden of proof upon us to prove in any particular instance that a director was not entitled to indemnification. These agreements also allow a director to seek the appointment of an independent legal counsel to determine whether indemnification is appropriate following various types of changes of control. See also "Stock Option, Retirement and Bonus Plans—Key Employees' Incentive Stock Option Plan and Non-Employee Director Stock Option Plan" included elsewhere in this Proxy Statement.

Section 16 (a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 and the related regulations require our directors, executive officers and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of their beneficial ownership and reports of any changes in their beneficial ownership of our common stock and other equity securities. In addition, such persons are required to furnish us with copies of all filings. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from our directors and executive officers, all reports which were required during the fiscal year ended 2001 of our directors, executive officers and 10% beneficial owners complied with Section 16(a) filing requirements except for the following late filings: Edward Aabak, James Senty, Walter Stonehocker and Brion Wise in May 2001 and J. Burton Jones, Lanny Outlaw and Vance Blalock in December 2001.

Transactions with Affiliates

        In 1989, we entered into agreements with two officers, which committed us to loan amounts sufficient to exercise some of their respective stock options. We will forgive the loans and accrued interest if the employee is continuously employed by us for periods specified by the board. At December 31, 2001, amounts outstanding were as follows: Lanny F. Outlaw, $418,814 related to options covering 25,000 shares and John C. Walter, $418,362 related to options covering 25,000 shares. The loans bear interest at a market rate established at the time each loan was made. The board has not yet determined when the loans for Mr. Walter will be forgiven.

        In May 2001, the Compensation and Nominating Committee recommended a consulting agreement with Mr. Outlaw, which was approved by the board. The consulting agreement has a term from November 1, 2001 through May 31, 2003. This agreement requires Mr. Outlaw to provide consulting services related to our business strategy, the budget and planning process and customer and business relations. As compensation for these services, Mr. Outlaw will receive a lump sum payment of $167,000 on or about May 31, 2002 and a lump sum payment of $175,000 on or about May 31, 2003. Subject to the terms of the agreement, the loans made to Mr. Outlaw in connection with the Agreement to

Provide Loan(s) to Exercise Key Employees' Stock Options will be forgiven in equal parts on May 31, 2002 and 2003.

        During the year ended December 31, 2001, we purchased from and sold to affiliates of Mr. Senty natural gas liquids for total payments and receipts of approximately $8,300. Mr. Robinson is a stockholder of the law firm of Lentz, Evans and King P.C., which has represented us in legal matters related to taxation and the retirement and stock option plans. For the year ended December 31, 2001, the total amount of legal fees paid to Lentz, Evans and King P.C. was approximately $79,000. At December 31, 2001, we had outstanding debt of $116.7 million with The Prudential Insurance Company of America, and paid interest of approximately $12.2 million related to these loans. These transactions were all entered into in the ordinary course of its business, on an arm's length basis.

EXECUTIVE COMPENSATION

        The following table provides information regarding compensation paid in each of the last three years ended December 31, 2001 to the Chief Executive Officer and the next four most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)(2)		Long-Term Compensation Awards
Income from sale of non-qualified Options ($)(8)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options(3)		All Other Compen- sation ($)(4)
Peter A. Dea Chief Executive Officer and President (beginning 11/1/01)	2001 N/A N/A	76,731	44,000	300,000(7)	—	1,420
Lanny F. Outlaw Chief Executive Officer and President (retired 11/1/01)	2001 2000 1999	356,346 425,000 378,612	177,083 172,500 50,000	— — 42,000	2,903 — —	36,975 32,043 27,940
John C. Walter Executive Vice President	2001 2000 1999	268,000 255,000 251,722	134,000 103,500 35,000	30,000 — 36,000	123,900 — —	32,107 26,791 23,234
John F. Chandler Senior Vice President—Marketing, Production and Business Development	2001 2000 1999	268,000 255,000 252,658	134,000 103,500 —	30,000 — 44,333(5)	261,962 — —	23,582 18,263 18,084
Edward A. Aabak Senior Vice President— Operations	2001 2000 1999	250,000 234,000 201,154	125,000 95,000 —	30,000 — 46,000(6)	107,880 — —	16,363 19,411 19,730
William J. Krysiak Chief Financial Officer	2001 2000 1999	209,231 194,000 192,116	112,500 79,000 30,000	30,000 — 30,000	— — —	26,243 23,124 19,568

(1)
The column for Other Annual Compensation has been omitted (in accordance with applicable Securities and Exchange Commission proxy rules) because perquisites and other personal benefits awarded, earned or paid to the officers were not in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus for each officer.
(2)
Amounts set forth all cash compensation earned by each of the officers in the years shown.

(3)
The columns for Long-Term Compensation—Restricted Stock Awards and Long-Term Compensation—Payouts have been omitted (in accordance with applicable Securities and Exchange Commission rules) because no such compensation has been awarded, earned or paid to any of the officers.
(4)
Amounts shown consist of the following: (i) our annual contribution to each of the officers' Retirement Plan accounts; (ii) our Retirement Plan match, (iii) group term life insurance premiums and (iv) automobile reimbursements which we paid. See further discussion at "Directors and Officers—Transactions with Affiliates" and "Stock Option, Retirement and Bonus Plans—Key Employees' Incentive Stock Option Plan and Non-Employee Director Stock Option Plan."
(5)
Includes options to acquire 8,333 shares of common stock granted in lieu of bonus for Mr. Chandler in 1999.
(6)
Includes options to acquire 10,000 shares of common stock granted in lieu of bonus for Mr. Aabak in 1999.
(7)
Includes options to acquire 300,000 shares of common stock granted under Mr. Dea's employment agreement.
(8)
Includes income from the sale of stock acquired under non-qualified options.

Stock Options Granted in 2001

The following table contains information concerning stock options granted to the Chief Executive Officer and the next four most highly compensated officers in 2001.

						Potential realizable value of assumed annual rates of stock price appreciation for option term ($)(3)
	Individual Grants
				Market Price per Share on Date of Grant ($/Share)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2001(1)	Exercise Price per Share ($/Share)		Expiration Date(2)	0%	5%	10%
Peter A. Dea	300,000	42%	25.01	31.01	10/15/10	1,500,000	5,497,000	11,002,000
Lanny F. Outlaw	—	—	—	—	—	—	—	—
John C. Walter	30,000	4%	36.34	36.34	5/21/09	—	368,000	865,000
John F. Chandler	30,000	4%	36.34	36.34	5/21/09	—	368,000	865,000
Edward A. Aabak	30,000	4%	36.34	36.34	5/21/09	—	368,000	865,000
William J. Krysiak	30,000	4%	36.34	36.34	5/21/09	—	368,000	865,000

(1)
During 2001, options to acquire a total of 707,000 shares of common stock were granted to our employees.

(2)
The date shown represents the date of expiration of the last vested options. The options expire at the earlier of the expiration of the stock option plan under which the options were granted or five years after the date of vesting.

(3)
The amounts shown on this table represent hypothetical gains that could be achieved if the options were exercised on the date the options expire. These undiscounted gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect estimates or projections of the future price of our stock. The gains shown are net of the option price, but do not reflect any tax impact or expenses associated with the exercise. Actual gains, if any, will depend on the future performance of our common stock, the holder's continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table provides information with respect to the stock options exercised during the year ended December 31, 2001 and the value as of December 31, 2001 of unexercised in-the-money options held by the officers. The value realized on the exercise of options is calculated using the difference between the option exercise price and the fair market value of our common stock on the date of exercise. The value of unexercised in-the-money options at year-end is calculated using the difference between the option exercise price and the fair market value per share of our common stock at December 31, 2001 of $32.32.

			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter A. Dea	—	—	—	300,000	—	2,193,000
Lanny F. Outlaw	—	—	114,000	14,000	2,182,340	375,340
John C. Walter	29,100	441,425	20,500	42,000	665,253	321,720
John F. Chandler	20,000	467,200	28,706	44,777	632,154	376,177
Edward A. Aabak	32,000	637,583	6,667	45,333	130,740	387,080
William J. Krysiak	9,200	139,840	26,800	40,000	632,586	268,100

Ten-Year Option Repricings

        In March 1999, our executive officers were granted a total of 300,000 options to acquire common stock, which vest ratably over three years, under the 1997 Plan. The exercise price of $5.51 per share was determined by using the average stock price for the ten days prior to the grant. Options covering the following numbers of shares were issued as follows: Lanny F. Outlaw 42,000, John F. Chandler 36,000, John C. Walter 36,000, Edward A. Aabak 36,000, J. Burton Jones 30,000, Jeffery E. Jones 30,000, Brian E. Jeffries 30,000, William J. Krysiak 30,000 and Vance S. Blalock 30,000. In exchange, certain executive officers were required to relinquish a total of 246,200 vested and unvested options at prices ranging from $18.63 to $34.00 per share (see table below). The Compensation and Nominating Committee believes that the granting of these options was a necessary incentive to induce the executive officers to remain with us and provide the additional efforts needed in 1999.

        The following table provides information concerning all repricings of stock options of all executive officers since the fiscal year ended December 31, 1988. See "Stock Option, Retirement and Bonus Plans."

Name	Date	Number of Securities Underlying Options Relinquished	Number of Securities Underlying Options Re-priced or Amended	Market Price of Stock at Time of Re- pricing or Amendment	Exercise Price at Time of Re- pricing or Amendment	New Exercise Price	Length of Original Option Term Remaining at Date of Re- pricing or Amendment
Lanny F. Outlaw	3/12/99	30,000	30,000	$7.063	$18.63	$5.51	4 years
John C. Walter	3/12/99	30,000	30,000	7.063	18.63	5.51	4 years
John F. Chandler	3/12/99 3/12/99	25,000 25,000	36,000	7.063 7.063	34.00 18.63	5.51	11 months 4 years
Edward A. Aabak	3/12/99 3/12/99	4,100 15,000	19,100	7.063 7.063	32.38 18.63	5.51	4 years 4 years
William J. Krysiak	3/12/99 3/12/99	25,000 25,000	30,000	7.063 7.063	30.19 18.63	5.51	11 months 4 years
Vance S. Blalock	3/12/99	3,000	3,000	7.063	18.63	5.51	4 years
J. Burton Jones	3/12/99 3/12/99	10,000 4,100	14,100	7.063 7.063	19.65 19.00	5.51	5 years 5 years
Jeffery E. Jones	3/12/99 3/12/99	25,000 25,000	30,000	7.063 7.063	26.50 18.63	5.51	11 months 4 years

Report of the Compensation and Nominating Committee

Compensation of Executive Officers

        The annual compensation of each of the executive officers consists primarily of a base salary and incentive compensation comprised of a discretionary bonus and discretionary stock options. The executive officers also participate, along with our eligible employees, in our qualified retirement plan. According to the plan, the officer, as well as any eligible employees, can make elective salary contributions, accompanied by our match equal to a sliding scale of 60% to 100% of the first 5% of employee compensation based upon years of service and can receive a discretionary annual contribution equal to a specified percentage of base compensation.

        As a result of our financial performance in 2001 and data provided by the Chief Executive Officer and an independent consulting firm for peer companies in the industry and local market, the Chief Executive Officer recommended to the Compensation and Nominating Committee that the executive officers as a group receive pay increases averaging 5% of base salary. The board approved this increase.

        The Compensation and Nominating Committee recommended a bonus for executive officers for 2001 based upon data provided by the Chief Executive Officer and an independent consulting firm for peer companies in the industry and local market. The committee recommended that for the year ended December 31, 2001, John Walter, John Chandler, Edward Aabak and William Krysiak each receive a bonus of 50% of their salary or a total of $530,775, and all other officers each receive a bonus of 45% of their salary or a total of $452,183. The board approved this recommendation, and these bonuses were paid in January 2002.

        The Compensation and Nominating Committee also recommended, and the board approved, a contribution to our retirement plan of 7% of 2001 base salaries for all eligible employees, including each of the executive officers. In making this recommendation, the Compensation and Nominating Committee considered, among other things, our financial performance, as measured by net income and cash flow from operations, and the representative total compensation packages received by employees in the oil and gas industry.

        In June 2001, the Compensation and Nominating Committee recommended, and the board approved, a retention bonus of $100,000 for each of John Walter, John Chandler, Edward Aabak, and William Krysiak and bonuses ranging from $80,000 to $100,000 for each of the other officers. These bonuses are contingent upon the officer not voluntarily terminating employment for one year following the hiring of a new Chief Executive Officer and President. Subject to continued employment, these bonuses will be paid on November 1, 2002. If each of our officers receives these bonuses, they will total $820,000.

        Also in June 2001, the Compensation and Nominating Committee recommended, and the board authorized, grants of 30,000 stock options to each of John Walter, John Chandler, Edward Aabak and William Krysiak and stock option grants covering 25,000 to 30,000 shares to each of the other officers. In addition to these grants, the executive officers, as a group, had been granted options in previous years to purchase an aggregate of 681,816 shares of our common stock. The Compensation and Nominating Committee believes that options for our common stock are an important element of the executive officers' compensation package because options aid in the objectives of aligning the executive officers' interests with those of the stockholders and providing an opportunity for executive officers to have a direct stake in our performance.

Compensation of the Chief Executive Officer

        During 2001, the board authorized the Compensation and Nominating Committee along with Bill Sanderson to evaluate both internal and external candidates to replace our retiring Chief Executive Officer and President, Lanny F. Outlaw. The committee interviewed candidates recommended by an executive search firm and other candidates in the industry. Upon conclusion of the search and evaluations, on October 15, 2001, the committee recommended Peter A. Dea to become our Chief Executive Officer and President. The board approved this recommendation.

        On October 15, 2001, we entered into a four-year employment agreement with Mr. Dea providing for a hire date of November 1, 2001. The employment agreement provided for an initial base salary of $475,000 per year and an incentive bonus ranging between 55% and 110% of base salary. The level of base compensation for 2002 was increased by 2.5%. The level of bonus is based upon attaining or exceeding operational and financial targets adopted by the board for each calendar year. If the minimum targets are not reached, Mr. Dea will not receive an incentive bonus for that calendar year. Based upon our financial performance during 2001, Mr. Dea received a bonus of $44,000. In addition, as an incentive to accept the Chief Executive Officer and President position, Mr. Dea was granted 300,000 stock options at an exercise price of $25.01 per share. This price represents a $5.00 discount to the closing price for our stock on October 15, 2001. The difference between the market price and the grant price will be recognized as compensation expense as the options vest. These options are non-qualified and were granted from an option plan created by the board specifically for this purpose. This plan did not require stockholder approval. The options vest 25% per year for four years beginning in October 2002. Mr. Dea's agreement also provides that he may be terminated at our written election at any time. If we terminate his agreement without cause, he is entitled to severance equal to one year's base salary plus a bonus equal to the prior calendar year's bonus. This amount increases to three times his base salary and bonus if the termination without cause occurs within one year after a change of control. In all cases, Mr. Dea is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination. Among other factors, the committee relied on information and recommendations provided by an independent executive search firm indicating that terms of this employment agreement were similar to the terms of comparable positions in the industry.

        Lanny F. Outlaw served as our Chief Executive Officer and President until he retired on November 1, 2001. Mr. Outlaw's compensation through November 1, 2001 consisted primarily of a pro-rated annual base salary of $425,000 and a pro-rated bonus of 50% of his base salary. The bonus percentage amount was determined in accordance with the bonuses approved by the board for all executive officers as previously described. Mr. Outlaw also participated in our qualified retirement plans. In evaluating the overall compensation package for Mr. Outlaw, the Compensation and Nominating Committee considered comparable salaries for comparable positions in the industry and our financial performance, as measured by net income and cash flow from operations.

        In June 2001, as an incentive to Mr. Outlaw to extend his retirement date to October 31,2001 and to provide transitional support to Mr. Dea, the Compensation and Nominating Committee recommended, and the board approved, a consulting agreement with Mr. Outlaw. The consulting agreement has a term from November 1, 2001 through May 31, 2003. This agreement requires Mr. Outlaw to provide consulting services related to our business strategy, the budget and planning process and customer and business relations. As compensation for these services, Mr. Outlaw will receive a lump sum payment of $167,000 on or about May 31, 2002 and a lump sum payment of $175,000 on or about May 31, 2003. The agreement also provides that loans outstanding under the Agreement to Provide Loan(s) to Exercise Key Employees' Stock Options will be forgiven in equal parts on May 31, 2002 and 2003. Mr. Outlaw is subject to covenants relating to confidentiality and non-competition under the agreement.

April 5, 2002
Compensation and Nominating Committee

        Dean Phillips

        Joseph E. Reid

        Richard B. Robinson

        James A. Senty

Compensation and Nominating Committee Inter-locks and Insider Participation

        The Compensation and Nominating Committee consists of Dean Phillips, Joseph E. Reid, Richard B. Robinson and James A. Senty, none of whom has ever served as our officer or employee. During the year ended December 31, 2001, we purchased from and sold to affiliates of Mr. Senty natural gas liquids for total payments and receipts of approximately $8,300. Mr. Robinson is a stockholder of the law firm of Lentz, Evans and King P.C., which has represented us in legal matters related to taxation and the retirement and stock option plans. For the year ended December 31, 2001, the total amount of legal fees paid to Lentz, Evans and King P.C. was approximately $79,000. These transactions were all entered into in the ordinary course of our business on an arm's length basis.

Employment Agreements

        On October 15, 2001, we entered into a four-year employment agreement with Mr. Dea providing for a hire date of November 1, 2001. The employment agreement provided for a base salary and an incentive bonus ranging between 55% and 110% of base salary. The level of bonus is based upon attaining or exceeding operational and financial targets adopted by the board for each calendar year. If the minimum targets are not reached, Mr. Dea will not receive an incentive bonus for that calendar year. Mr. Dea's agreement also provides that he may be terminated at our written election at any time. If we terminate his agreement without cause, he is entitled to severance equal to one year's base salary plus a bonus equal to the prior calendar year's bonus. This amount increases to three times his base salary and bonus if the termination without cause occurs within one year after a change of control. In all cases, Mr. Dea is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination.

        We have also entered into employment agreements with each of our other executive officers. According to these agreements, we have agreed to pay each executive officer a base salary and a discretionary bonus. The employment of the executive officer continues until it is terminated in accordance with his or her employment agreement. We may terminate an executive officer for cause at any time, and the executive officer may terminate employment with us upon 90 days prior notice. If we terminate the executive officer without cause, the executive officer is entitled to severance equal to one year's base salary, which increases to two years' base salary if the termination without cause occurs within one year after a change of control. In all cases, the executive officer is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination.

Report of the Audit Committee

        The Audit Committee reviewed and discussed our interim financials and the audited financial statements for the year ended December 31, 2001 with management and with the independent auditors, PricewaterhouseCoopers, LLP, in accordance with Statement of Auditing Standards Number 61. During these discussions, the Audit Committee was not informed of any significant audit adjustments, any disagreements between the auditors and management or any limitations imposed by management on the scope of the audit. The Audit Committee also discussed with management and the independent auditors our significant accounting policies and the quality of accounting principles used along with the quality and adequacy of our internal controls. The Audit Committee was not informed of any inadequacies in these areas. The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors as to their independence from us. The Audit Committee has determined that there are no issues with regard to the auditors' independence. In evaluating the independence of the auditors, the Audit Committee has determined that the auditors performed no other services for us that would impair their independence and that there are no employment or investment relationships between the auditors and their family members and us.

        Based upon this review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001.

March 14, 2002
Audit Committee

        Joseph E. Reid

        Richard B. Robinson

        James A. Senty

STOCK OPTION, RETIREMENT AND BONUS PLANS

Retirement Plan

        Our retirement plan is a defined contribution plan administered by the board. All of our employees are eligible to participate in the retirement plan. Each eligible participant may elect to reduce his or her salary and have contributed biweekly to the retirement plan, an annual amount that may not exceed the lesser of 15% of that participant's base compensation or $10,500. We match 50% of the participant's contribution on a sliding scale of 60% to 100% of the first 5% of the employee's base compensation based upon years of service. Additionally, we may make discretionary annual contributions to the accounts of each participant. Our contributions under the retirement plan become vested at the rate of 20% after the completion of two years of service with an additional 20% vesting for each additional year until fully vested. This plan will be modified in 2002 to conform to changes in the Internal Revenue Service Code.

Executive Officers' Bonus Plans

        The employment agreement of Mr. Peter A. Dea, our Chief Executive Officer and President, provides for an incentive bonus ranging between 55% and 110% of his base salary. The level of bonus is based upon attaining or exceeding operational and financial targets adopted by the board for each calendar year. If the minimum targets are not reached, Mr. Dea will not receive an incentive bonus for that calendar year. Based upon our financial performance during 2001, Mr. Dea received a pro-rata bonus of $44,000 in January 2002.

        The other executive officers' bonus plan is discretionary as determined by the board. The Compensation and Nominating Committee recommends a bonus for executive officers based upon our financial performance and data provided by the Chief Executive Officer and an independent consulting firm for peer companies in the industry and local market. The committee recommended bonuses for these executive officers ranging from 45% to 50% of their salary, or a total of $983,000. The board approved this recommendation, and these bonuses were paid in January 2002.

        In June 2001, the Compensation and Nominating Committee recommended, and the board approved, a retention bonus ranging from $80,000 to $100,000 for each of our executive officers, other than Mr. Dea. These bonuses are contingent upon the officer not voluntarily terminating employment for one year following the hiring a new Chief Executive Officer and President. Subject to continued

employment, these bonuses will be paid on November 1, 2002. If each of our officers receives these bonuses they will total $820,000.

Key Employees' Incentive Stock Option Plan and Non-Employee Director Stock Option Plan

        Effective April 1987, we adopted a Key Employees' Incentive Stock Option Plan and a Non-Employee Director Stock Option Plan that authorized the granting of options to purchase 250,000 and 20,000 shares of our common stock, respectively. Each of these plans has terminated. In 1989, we loaned two executive officers amounts sufficient to exercise these options. We will forgive the loans and accrued interest if the employee is continuously employed by us for periods specified by the board. At December 31, 2001, amounts outstanding were as follows: Lanny F. Outlaw, $418,814 related to 25,000 options and John C. Walter, $418,362 related to 25,000 options. The loans bear interest at a market rate established at the time each loan was made. Mr. Outlaw's loans will be forgiven in equal parts on May 31, 2002 and 2003. The board has not yet determined when Mr. Walter's loans will be forgiven.

1993 and 1997 Stock Option Plans

        The 1993 Stock Option Plan became effective on May 24, 1993, and the 1997 Stock Option Plan became effective on May 21, 1997, in both cases after approvals by our stockholders. Each plan is intended to be an incentive stock option plan in accordance with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. We reserved 1,000,000 shares of common stock to be issued upon exercise of options under each of these plans. As of December 31, 2001, a total of 575,441 options remained unexercised and 271,762 options had been exercised under the 1993 Plan. As of December 31, 2001, a total of 348,820 options remain unexercised and 290,078 options had been exercised under the 1997 Plan. The 1993 Plan and the 1997 Plan will terminate on the earlier of March 21, 2003 and May 21, 2007, respectively, or, assuming the grant of all available options, the date on which all options granted under each of the plans have been exercised in full. Although options covering 862,719 shares remain to be granted under the 1993 and 1997 Stock Option Plans, no further options will be granted under either plan.

        Under both plans, the board determined and designated those employees to whom options were granted. The purchase price of the stock under each option was the fair market value of the stock, based upon the average closing price of the ten trading days prior to the date of the grant. Under the 1993 Plan, options granted vest 20% each year on the anniversary of the date of grant. Under the 1997 Plan, the board had the authority to set the vesting schedule from 20% per year to 33 1/3% per year. Under both plans, the employee must exercise the option within five years of the date each portion vests. Under both plans, if the employee dies or becomes disabled then all the options granted to the employee become 100% exercisable.

1999 Stock Option Plan

        The 1999 Stock Option Plan became effective on May 21, 1999 after approval by our stockholders. The plan is an incentive stock option plan in accordance with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. We have reserved 750,000 shares of common stock for issuance upon exercise of options under the 1999 Plan. As of December 31, 2001, a total of 511,826 options remained unexercised and 16,840 options had been exercised under the 1999 Plan. The 1999 Plan will terminate on the earlier of May 21, 2009 or the date on which all options granted under the 1999 Plan have been exercised in full. Under the 1999 Plan, the board determines and designates those employees to whom options are to be granted. If any option terminates or expires prior to being exercised, the shares relating to such option are released and may be re-issued under a new option. The purchase price of the stock under each option is the fair market value of the stock, based upon the average closing price of the ten trading days prior to the date of the grant. Under the 1999 Plan, the board has the authority to set the vesting schedule from 20% to 33 1/3% per year. The employee's right to exercise options under the 1999 Plan is subject to continuous employment since the grant was made. If the employee dies or becomes disabled then all the options granted to the employee become 100% exercisable.

1999 Non-Employee Directors' Stock Option Plan

        In 1999, the board adopted the 1999 Non-Employee Directors' Stock Option Plan. The plan authorizes the granting of options to purchase 15,000 shares of our common stock. During 1999, the board approved grants totaling 15,000 options to various board members. Under the plan, each of these options becomes exercisable as to 33 1/3% of the shares covered by it on each anniversary from the date of grant. This plan terminates on the earlier of March 12, 2009 or the date on which all options granted have been exercised in full.

Chief Executive Officer and President Stock Option Plan

        On October 15, 2001, pursuant to an employment agreement between ourselves and Peter A. Dea, we created a non-qualified stock option plan for Mr. Dea under which options were granted for the purchase of 300,000 shares of our common stock. The exercise price of the options was equal to $5.00 below the closing price per share on the effective date of the employment agreement. The stock options vest equally over four years beginning in 2002. The options, if not exercised, will expire on the fifth anniversary of their vesting date. This plan did not require stockholder approval. The difference between the closing price on the effective date and the exercise price is being amortized over four years as compensation expense.

2002 Stock Incentive Plan

        In February 2002, the Board of Directors approved the proposal of the 2002 Stock Incentive Plan, for a vote by our stockholders. The following is a summary of the material terms of the 2002 Plan which is qualified in its entirety by a copy of the 2002 Plan, attached hereto as Appendix A. The 2002 Plan is intended to be an incentive plan in accordance with the provision of Section 422 of the Internal Revenue Code of 1986, as amended. The 2002 Plan provides for the grant of options to acquire shares of our common stock. Subject to certain adjustments, the maximum number of shares for which options may be granted under the 2002 Plan is 1,250,000 shares of common stock. The 2002 Plan also provides that stock options may be granted to all employees including as an incentive upon the hiring of an employee. Under the 2002 Plan, the board of directors determines and designates from time to time those employees to whom options are granted. No stock option grants under the 2002 Plan have been made. If any option terminates or expires prior to being exercised, the shares relating to the option are released and may be subject to re-issuance under a new option. The board has the right to, among other things, fix the price, terms and conditions for the grant or exercise of any option, including vesting schedules based on elapsed time or our performance. In granting the options to acquire common stock, the board will consider among other things, our financial performance and the performance of the individual. No employee may be granted more than 125,000 options to acquire common stock in any fiscal year. The purchase price of the stock under each option shall be the fair market value of the stock at the time such option is granted and no options shall be repriced. For purposes of the 2002 Plan, fair market value shall mean the New York Stock Exchange Composite Transactions average closing price for the stock reflected in The Wall Street Journal or another publication selected by the board for the ten trading days preceding the day the Option is granted to each employee. The 2002 Plan requires the employee to exercise the option at the earlier of ten years from the date of the 2002 Plan or within five years of the date each portion vests. The employee's right to exercise options under the 2002 Plan is subject to continuous employment since the grant was made. If the employee dies, becomes disabled (within the meaning of the 2002 Plan) or a change of control occurs, then all of the options granted to the employee shall become 100% exercisable. Although options covering 862,719 shares remain to be granted under the 1993 and 1997 Stock Option Plans, no further options will be granted under either plan. The federal income tax consequences of participation in the 2002 Plan is described below.

        In general, no taxable income is realized by an employee upon the grant of an incentive stock option, an ISO, within the meaning of Section 422 of the Code. If shares of Common Stock are issued to an employee pursuant to the exercise of an ISO granted under the 2002 Plan and the employee does not dispose of the shares within the two-year period after the date of grant or within one year after the receipt of those shares then, (i) the employee will not realize ordinary income upon exercise and (ii) upon sale of those shares, any amount realized in excess of the exercise price paid for the shares will be taxed to the employee as a capital gain. If the shares acquired upon the exercise of an ISO are sold at any time earlier, the gain would be usually be taxed as ordinary income. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a non-qualified option.

2002 Non-Employee Director Stock Option Plan

        In April 2002, the Board of Directors approved the proposal of the 2002 Non-Employee Director Stock Option Plan, for a vote by our stockholders. We have reserved 110,000 shares of our common stock for issuance under the 2002 Director Plan. The 2002 Director Plan provides for a three year vesting schedule while the non-employee director serves on our board. Under the 2002 Director Plan, after May 2002, a newly elected non-employee director will be granted 5,000 options to acquire common stock as of the date of election. The 2002 Director Plan also provides for an annual grant to each non-employee director of 2,000 options to acquire common stock on the date of our annual meeting. The purchase price of the stock under each option shall be the fair market value of the stock at the time such option is granted and no options shall be repriced. For purposes of the 2002 Director Plan, fair market value shall mean the New York Stock Exchange Composite Transactions average closing price for the stock reflected in The Wall Street Journal or another publication selected by the board for the ten trading days preceding the day the Option is granted to each non-employee director. The 2002 Director Plan requires the non-employee director to exercise the option at the earlier of ten years from the date of the 2002 Director Plan or within five years of the date each portion vests. The non-employee director's right to exercise options under the 2002 Director Plan is subject to continuous service since the grant was made. If the non-employee director dies or becomes disabled (within the meaning of the 2002 Director Plan) or a change of control occurs, then all of the options granted to the non-employee director shall become 100% exercisable.

        Options under the 2002 Director Plan will be treated for United States federal income tax purposes as non-qualified options, i.e., options which do not qualify as incentive stock options, within the meaning of Section 422 of the Code. In general, no taxable income is realized by a director upon the grant of a non-qualified stock option. Upon exercise, the directors generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares.

        In the event of a subsequent sale or other disposition of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the date on which taxable income is realized by the director in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the director's basis in the shares.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

        The following indexed graph indicates our total return to our common stockholders from December 31, 1996 to December 31, 2001 as compared to the total return for the Standard & Poor's 500 Index and a Peer Group Index. This chart assumes a common starting point of $100 and a reinvestment of all dividends. The information contained in this graph is not necessarily indicative of our future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG WESTERN GAS RESOURCES, INC., THE S & P 500 INDEX
AND A PEER GROUP**

*
$100 invested on 12/31/96 in stock or index. Total return includes reinvestment of dividends (if applicable). Dates are for fiscal years ending on December 31 in each of the years indicated.

**
Peer group (WGR) consists of 13 companies, including the Company. The other 12 companies in the peer group are as follows: Anadarko Petroleum Corp., Apache Corp., Berry Petroleum Co., Cabot Oil & Gas Corp., Devon Energy Cor., Mitchell Energy and Development Corp., Murphy Oil Corp., Noble Affiliates Inc., Pioneer Natural Resources Co., Pogo Producing Co., Questar Corp., and Valero Energy Corp. The total return for each company in the peer group has been weighted for stock market capitalization. The peer group consists of independent oil and natural gas producers, gatherers, transporters and marketers of natural gas and natural gas liquids and certain natural gas pipelines.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP served as our independent accountants for 2001. A representative of PricewaterhouseCoopers LLP will be present at our annual meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

        The following table discloses the aggregate audit and non-audit fees relating to amounts we paid to our independent accountants for the year ended December 31, 2001:

Audit Fees	$226,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$0

STOCKHOLDER PROPOSALS

Stockholder Proposals for the 2003 Annual Meeting

        Rule 14a-8 of the Securities Exchange Act of 1934, as amended, establishes the eligibility requirements and the procedures that must be followed for a stockholder's proposal to be included in a public company's proxy materials. Proposals submitted for inclusion in our 2003 proxy materials must be received by our Secretary at our principal executive offices at 12200 North Pecos Street, Denver Colorado 80234, no later than the close of business on December 18, 2002. Proposals must comply with all the requirements of Rule 14a-8 as well as the requirements of our Bylaws. A copy of the Bylaws may be obtained from our Secretary.

Advance Notice Provisions

        A stockholder who wishes to present a matter for action at our 2003 Annual Meeting, but chooses not to do so under SEC Rule 14a-8, must provide notice to be delivered to, or mailed and received by, the Secretary at our principal executive offices at 12200 North Pecos Street, Denver Colorado 80234, not less than ninety days nor more than one hundred-twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. A written notice containing the information is required by the advance notice and other provisions of our Bylaws. In order for a stockholder proposal made outside of the requirements of Rule 14a-8 to be "timely" for purposes of Rule 14a-4(c), such proposal must be received by our Secretary no later than the advance notice deadline for submission of proposals described above and contained in our Bylaws.

        With respect to nomination of directors by stockholders, our Bylaws provide that only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the board or (ii) by any stockholder (A) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the proper form of the notice set forth in the Bylaws. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. A copy of our Bylaws may be obtained from our Secretary.

OTHER BUSINESS

        All items of business for our annual meeting are stated in this proxy statement. We are not aware of any other business to be presented.

        THE ENCLOSED PROXY CARD SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. WE WOULD APPRECIATE PROMPT MAILING OF THE PROXY CARD.

                      By Order of the Board of Directors,
                      WESTERN GAS RESOURCES, INC.

                      BRION G. WISE
                       Chairman of the Board

Denver, Colorado
April 17, 2002

APPENDIX A

WESTERN GAS RESOURCES, INC.

2002 STOCK INCENTIVE PLAN

        This Plan is established by Western Gas Resources, Inc., a Delaware corporation, for certain employees of the Corporation who qualify as participants, and shall be known as the Western Gas Resources, Inc. 2002 Stock Incentive Plan (the "Plan"). The Plan provides for the grant of stock options for employees of the Corporation. It is intended that options granted under the Plan constitute "incentive stock options" within the meaning of § 422 of the Code and the Plan and any options granted hereunder shall be construed accordingly.

1.
Purpose. The purpose of the Plan is to enable certain of the Corporation's employees to participate in the growth and profitability of the Corporation by providing a method whereby such employees may be encouraged to invest in the Corporation's common stock on reasonable terms, to increase incentives to contribute to the Corporation's future success and prosperity, and to allow them to acquire a proprietary interest in the Corporation's business. Further, the availability and offering of stock options under the Plan supports and encourages employees to remain in the employ of the Corporation.

2.
Definitions. The terms used herein shall have the following meanings:

          (a)  "Award Agreement" shall mean an agreement between a Participant and the Corporation which evidences the Participant's grant of stock options and the Participant's right to acquire Common Stock under the Plan and which contains terms and conditions consistent with this Plan as approved by the Board.

          (b)  "Board" shall mean the Board of Directors of the Corporation.

          (c)  "Change in Control of the Corporation" shall mean (i) the acquisition by any person or persons acting in concert (including corporations, partnerships, associations or unincorporated organizations), of legal ownership or beneficial ownership (within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934 (as amended), of a number of voting shares of capital stock of the Corporation greater than either 30% or the number of voting shares of capital stock of the Corporation that are then owned, beneficially (as defined above), by Brion G. Wise, Bill M. Sanderson, Walter L. Stonehocker, Dean Phillips, Ward Sauvage, their immediate families and the companies through which they and their immediate families hold ownership in the Corporation ("the Founders"), whichever is higher; (ii) a merger or consolidation of the Corporation or any of its subsidiaries other than a merger or consolidation immediately following which the directors of the Corporation prior thereto constitute a majority of the of the board of the surviving company or parent thereof; (iii) a change in the majority of the Board pursuant to an actual or threatened proxy contest; or (iv) a sale of substantially all of the Corporation's assets.

          (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e)  "Common Stock" shall mean the $0.10 par value common stock of the Corporation which shall be authorized and unissued stock or treasury stock.

          (f)    "Corporation" shall mean Western Gas Resources, Inc., a Delaware corporation, and any subsidiary thereof.

          (g)  "Disabled" shall mean an employee of the Corporation found to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

          (h)  "Disqualified Employee" shall mean an employee of the Corporation who, either directly or indirectly at the time an option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any subsidiary or parent of the Corporation. For purposes of this determination, the employee shall be considered as owning the stock owned, directly or indirectly, by or for his spouse, brothers and sisters (whether by whole or half-blood), ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionally by or for a shareholder, partner, or otherwise as the case may be.

          (i)    "Fair Market Value" of stock shall mean the New York Stock Exchange Composite Transactions average closing price for the Common Stock reflected in The Wall Street Journal or another publication selected by the Board for the ten (10) days preceding the day the Option is granted to each eligible employee. If Shares of Common Stock have not been traded on the New York Stock Exchange for more than 10 days immediately preceding the granting of an Option, or if deemed appropriate by the Board for any other reason, the Fair Market Value of shares of Common Stock shall be as determined by the Board in such other manner as it may deem appropriate.

          (j)    "Incentive Stock Option" shall mean any option which is intended to meet and comply with the term "incentive stock option" as set forth in § 422 of the Code.

          (k)  "Option" shall mean a stock option granted by the Corporation under this Plan.

          (l)    "Participant" shall mean an eligible employee of the Corporation who has been granted an Option under this Plan.

          (m)  "Plan" shall mean the 2002 Stock Incentive Plan set forth in and by this document and all subsequent amendments thereto.

          (n)  "Regulations" or "Regs." shall mean the Treasury Regulations promulgated under the Code.

3.
Eligibility. Employees of the Corporation, upon commencement of employment, shall be eligible for selection to participate in the Plan as determined from time to time by the Board. No Option shall be granted to a Disqualified Employee.

4.
Administration of Plan.

          (a)  The Board of Directors of the Corporation shall administer the Plan. The Board shall have the authority to: (i) construe and interpret the Plan; (ii) define the terms used herein; (iii) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan; (iv) make all other determinations necessary or advisable for the administration of the Plan; and (v) appoint a Committee to administer the Plan and to delegate to that Committee all of the authority to administer the Plan in accordance with its provisions. The determination of the Board in the matters referred to in this paragraph shall be conclusive.

          (b)  The Board shall have power, subject to the limitations contained herein, to fix the price, terms, and conditions for the grant or exercise of any Option under the Plan.

          (c)  The Board may at any time cancel any unexercised Options awarded under the Plan, whether or not vested, if a Participant engages in conduct which the Board determines to be detrimental to the best interests of the Corporation.

          (d)  The Board may at any time and from time to time amend, suspend, or terminate the Plan as set forth in Paragraph 9 and may amend the form of the Award Agreement, in such respects as it shall deem advisable; provided that such modification shall not change: (1) the maximum number of shares for which Options may be granted; (2) the Option price; (3) the period during which Options may be granted or exercised; (4) the provisions relating to the class of persons eligible to receive Options granted under the Plan; or (5) the provisions relating to adjustments to be made upon changes in capitalization of the Corporation. No modification to the Plan shall, without the consent of a Participant, adversely affect such Participant's rights under an Option previously granted to him.

          (e)  If the provisions of the Code or Regulations relating to Incentive Stock Options are changed during the term of the Plan, the Board shall have the power to alter the Plan to conform to such changes. The Board shall have such authority without the necessity of obtaining further stockholder approval unless such changes in the Code or Regulations require such approval.

5.
Participants and Allotments. The Board may, from time to time, select Participants from the eligible class of employees and determine the terms and provisions of the respective Award Agreements (which need not be identical), the times at which such Options shall be granted, and the number of shares subject to each Option. Notwithstanding the generality of the foregoing, the maximum number of shares with respect to which an Option or Options may be granted to any eligible employee in any one fiscal year shall not exceed One Hundred Twenty Five Thousand (125,000) shares.

6.
Shares Subject to Plan. The maximum number of shares from which Options may be granted under the Plan are One Million Two Hundred Fifty Thousand (1,250,000) shares of the Corporation's authorized and unissued Common Stock. If any Option granted under the Plan shall terminate or expire prior to exercise, in whole or in part, the shares so released from the Option may be made the subject of additional grants under the Plan. The Corporation shall reserve and keep available such number of shares of stock as will satisfy the requirements of all outstanding grants of Options under this Plan.

7.
Terms and Conditions of Stock Options

          (a)  Option Price. The purchase price of the stock under each Option shall be the Fair Market Value of the stock subject to the Option at the time the Option is granted.

          (b)  Conditions for Exercise of Option.

            (i)    Notwithstanding anything to the contrary, no Option or portion thereof granted under this Plan may be exercised after the earlier of (1) five (5) years from the date the Participant has the right to exercise such Option or portion thereof as provided in Paragraph 7(b)(ii), below; or (2) ten (10) years from the date the Option is granted.

            (ii)  Except as expressly provided in Paragraphs 7(b)(v) and 7(b)(vi) below, a Participant shall become entitled to exercise the Option or portion thereof as determined by the Board and as set forth in each Participant's Award Agreement. The vesting schedule determined by the Board may be based on the period of time during which the Participant remains employed following the date of grant or on performance measures determined by the Board in its sole discretion.

            The Participant's right to purchase the Common Stock subject to the Option, shall be cumulative, so that as of the end of the vesting period specified in his Award Agreement, or as of the date on which the designated performance measures are achieved, as the case may be, the Participant shall be entitled to exercise one hundred percent (100%) of the Option and to purchase all of the Common Stock covered by the Option, subject to all of the provisions of this Plan.

            (iii)  Except as provided in Paragraphs 7(b)(iv) and (v), a Participant may exercise an Option only if, at the time such Option is exercised, such Participant is an employee of and has continuously since the grant of the Option been an employee of the Corporation.

            (iv)  If a Participant's employment with the Corporation is terminated for any reason other than (i) his or her death or disability or (ii) his or her discharge for dishonesty or commission of a crime, the Participant may, within sixty (60) days thereafter and subject to the provisions of Sections 7(b)(i), (ii) or (iii), exercise the Option or portion thereof to the extent it was exercisable as of the date of termination of his or her employment. All unexercised Options, or portions thereof, shall terminate, be forfeited, and shall lapse upon expiration of said sixty (60) day period, or immediately if the Participant's employment is terminated for any of the reasons set forth in clause (ii) above.

            (v)  If a Participant dies or becomes Disabled while employed by the Corporation, all of the Options granted to such Participant shall become one hundred percent (100%) exercisable, without regard to the provisions of Paragraph 7(b)(ii), above. In such event, the Options may be exercised by the Disabled Participant, or the person or persons to whom the deceased Participant's rights under the Option shall pass by will, or by the applicable laws of descent and distribution; provided, however, that no such Option may be exercised after one hundred eighty days (180) days from such Participant's date of death, or termination of employment as a result of Disability, whichever is applicable. Upon expiration of said period, all unexercised Options, or portions thereof, shall terminate, be forfeited, and shall lapse.

            (vi)  As of the date of a Change in Control of the Corporation, all of the Options granted under the Plan which have not otherwise been terminated or forfeited shall become one hundred percent (100%) exercisable, without regard to the provisions of Paragraph 7(b)(ii), above.

          (c)  Method of Exercise.

            (i)    To exercise an Option, the Participant, or his or her successors, shall give written notice to the Corporation's Treasurer at the Corporation's principal office accompanied by full payment of the Common Stock being purchased and a written statement that the shares are purchased for investment and not with a view to distribution. However, this statement shall not be required in the event the Common Stock subject to the Option is registered with the Securities and Exchange Commission. If the Option is exercised by the successor of the Participant, following his or her death, proof shall be submitted, satisfactory to the Board, of the right of the successor to exercise the Option.

            (ii)  Common Stock issued pursuant to this Plan which has not been registered with the Securities and Exchange Commission shall bear the following legend:

      "The securities represented by this Stock Certificate have not been registered under the Securities act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder, except upon the issuance to the Corporation of a favorable opinion of its counsel and submission to the Corporation of such other evidence as may be satisfactory to the Corporation to the effect that any such transfer shall not be in violation of the Act and the State Acts."

            (iii)  The Corporation shall not be required to transfer and deliver any stock certificate or certificates for shares purchased upon exercise of said Options until after compliance with all then applicable requirements of law. In no event shall the Corporation be required to issue fractional shares to the Participant.

            (iv)  If the Corporation shall be advised by counsel that shares of stock deliverable upon exercise of an Option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of same, the Corporation may effect registration or obtain consent, and delivery of shares by the Corporation may be deferred until registration is effected or consent obtained.

            (v)  Options may be exercised, in whole or in part, by the surrender (or delivery) to the Corporation of previously acquired shares of Corporation common stock. This method of exercise is to include the constructive exchange (or surrendering) of Corporation stock already owned ("Payment Shares") in payment for the shares to be received under the Option exercise in lieu of actually tendering such Corporation stock to the Corporation. If the Payment Shares are held by a registered securities broker for the Participant in "street name," the Participant will provide the Company with a notarized statement attesting to the number of shares owned that are intended to serve as Payment Shares. If the Corporation stock certificates are actually held by the Participant, he shall provide the Corporation with their certificate numbers. Upon receipt of a notarized statement regarding ownership of the Payment Shares, or upon confirmation of ownership of the Payment Shares by reference to Corporation records, the Corporation shall treat the Payment Shares as being constructively exchanged. The Corporation shall then issue to the employee a certificate for a net number of shares: the number of shares subject to the Option exercise less the number of Payment Shares. The exchange price for the Payment Shares under the respective Option exercise will be the Fair Market Value of the Corporation Common Stock as determined in Paragraph 2(i) above as of the effective date of the exchange.

8.
Rights To Terminate Employment. Nothing in this Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such Participant.

9.
Amendments and Termination. The Board may amend, suspend, discontinue or terminate the Plan; provided, however, that unless first approved by the requisite vote of stockholders, no amendment shall be made to the Plan that would (a) permit a decrease in the Option price of any outstanding Option, (b) increase the total number of shares of Common Stock reserved for issuance under the Plan, or (c) expand or alter the provisions relating to the class of persons eligible to receive Options granted under the Plan. No modification to the Plan shall, without the consent of an Participant, adversely affect such Participant's rights under an Option previously granted to him.

10.
Rights As Stockholders. No stock shall be issued until full payment for such stock has been made. The Participant shall have no rights as a stockholder with respect to optioned shares until the date of the issuance of the stock certificate to him or her for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other properties) or distributions or other rights for which the record date is prior to the date such certificate is issued.

11.
Adjustments of and Change In Stock. No adjustment shall be made to the number of shares of Common Stock for which Options are granted by the Plan or the exercise price thereof as a result of any change in the number of issued and outstanding shares of Common Stock. However, the number of shares of Common Stock covered by outstanding Options, as well as the exercise price, shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In addition, in the event of a dissolution or liquidation of the Corporation, a merger of the Corporation, or sale of all or substantially all of the assets of the Corporation, the Corporation shall take such action as may be necessary to enable the Participant to receive, in lieu of shares of Common Stock, securities or other assets that were issued or payable upon such event in receipt of or in exchange for such shares of Common Stock.

12.
Award Agreement. The granting of an Option under this Plan occurs only by a written Award Agreement, effective on the date set forth therein, substantially in the form attached hereto and marked Exhibit 1, executed by and on behalf of the Corporation and the employee to whom the Option is granted, and such executed Award Agreement is delivered to the Corporation.

13.
Nonassignability. No Option granted under this Plan shall be assignable or transferable in any manner voluntarily, involuntarily, or by operation of law, except by will or by the laws of descent and distribution. During the life of such recipient, an Option shall be exercisable only by such person or by such person's guardian or legal representative.

14.
Period of Plan. No Options shall be granted on or after May 17, 2012. The Plan shall terminate on the later of (1) May 17, 2012; (2) the date on which all Options granted under the Plan have expired; or (3) the date on which all Options granted under the Plan have been exercised in full.

        Dated this 17th day of May 2002.

ADOPTED BY THE BOARD OF DIRECTORS OF WESTERN GAS RESOURCES, INC.

Date	By:	[Name] [Title]
ATTEST:

APPENDIX B

WESTERN GAS RESOURCES, INC.

2002 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

        This plan is established by WESTERN GAS RESOURCES, INC., a Delaware corporation, (hereinafter referred to as the "Corporation"), the non-employee directors of the Corporation who qualify as participants, and shall be known as the Western Gas Resources, Inc. 2002 Non-Employee Directors' Stock Option Plan (the "Plan"). The Plan provides stock options for non-employee directors of the Corporation.

        1.    Purpose. The purpose of the Plan is to enable the Corporation's non-employee directors to participate in growth and profitability of the Corporation by providing a method whereby non-employee directors are regularly encouraged to invest in the Corporation's common stock to increase incentives to contribute to the Corporation's future success and prosperity and to allow them to acquire a proprietary interest in the Corporation's business. Further, the availability of stock options under the Plan supports and encourages non-employee directors to remain as directors of the Corporation.

        2.    Definitions. The terms used herein shall have the following meanings:

          (a)  "Board" shall mean the Board of Directors of Western Gas Resources, Inc., a Delaware corporation.

          (b)  "Change in Control of the Corporation" shall mean (i) the acquisition by any person or persons acting in concert (including corporations, partnerships, associations or unincorporated organizations), of legal ownership or beneficial ownership (within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934 (as amended), of a number of voting shares of capital stock of the Corporation greater than either 30% or the number of voting shares of capital stock of the Corporation that are then owned, beneficially (as defined above), by Brion G. Wise, Bill M. Sanderson, Walter L. Stonehocker, Dean Phillips, Ward Sauvage, their immediate families and the companies through which they and their immediate families hold ownership in the Corporation ("the Founders"), whichever is higher; (ii) a merger or consolidation of the Corporation or any of its subsidiaries other than a merger or consolidation immediately following which the directors of the Corporation prior thereto constitute a majority of the of the board of the surviving company or parent thereof; (iii) a change in the majority of the Board pursuant to an actual or threatened proxy contest; or (iv) a sale of substantially all of the Corporation's assets.

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d)  "Common Stock" shall mean the $0.10 par value common stock of the Corporation which shall be authorized and unissued stock or treasury stock.

          (e)  "Corporation" shall mean Western Gas Resources, Inc., a Delaware corporation.

          (f)    "Disabled" shall mean a non-employee director of the Corporation found to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

          (g)  "Fair Market Value" of stock shall mean the New York Stock Exchange Composite Transactions average closing price for the Common Stock reflected in The Wall Street Journal or another publication selected by the Board for the ten (10) days preceding the day the Option is granted to non-employee director. If Shares of Common Stock have not been traded on the New York Stock Exchange for more than 10 days immediately preceding the granting of an Option, or if deemed appropriate by the Board for any other reason, the Fair Market Value of shares of

  Common Stock shall be as determined by the Board in such other manner as it may deem appropriate.

          (h)  "Option" shall mean a nonstatutory stock option granted by the Corporation under this Plan which is not intended to qualify as an "incentive stock option" within the meaning of the Code.

          (i)    "Optionee" shall mean a non-employee director of the Corporation who has been granted an Option under this Plan.

          (j)    "Plan" shall mean this 2002 Non-Employee Directors' Stock Option Plan set forth in and by this document and all subsequent amendments thereto.

          (k)  "Stock Option Agreement" shall mean an agreement between an Optionee and the Corporation which evidences the Optionee's right to acquire Common Stock under the Plan and which contains terms and conditions consistent with this Plan as approved by the Board.

        3.    Administration of Plan.

          (a)  The Board shall administer the Plan. The Board shall have the authority to: (i) construe and interpret the Plan; (ii) define the terms used herein; (iii) determine the duration and purpose of leaves of absence which may be granted to Optionees without constituting a termination of their services for the purposes of the Plan; and (iv) make all other determinations necessary or advisable for the administration of the Plan. The determination of the Board in the matters referred to in this paragraph shall be conclusive.

          (b)  The Board may cancel at any time any Options awarded under the Plan is an Optionee engages in conduct which the Board determines to be detrimental to the best interests of the Corporation.

          (c)  The Board may at any time and from time to time amend, suspend or terminate the Plan and may amend the form of the Stock Option Agreement, in such respects as it shall deem advisable; provided that such modification shall not change: (1) the maximum number of shares for which Options may be granted; (2) the Option prices; (3) the period during which Options may be granted or exercised; (4) the provisions relating to the class of persons eligible to receive Options granted under the Plan; or (5) the provisions relating to adjustments to be made upon changes in capitalization of the Corporation. Such modifications in the Plan shall not, without the consent of an Optionee, affect such Optionee's rights under an Option previously granted to him.

        4.    Annual Grant and Election Grant. Each non-employee director shall automatically be issued an Option to purchase 2,000 shares of Common Stock on the first business day following the annual meeting of stockholders of the Corporation held in each year subsequent to 2001 and prior to the termination of the Plan. Each person who, after May 17, 2002, becomes a non-employee director of the Corporation for the first time shall, at the time such director is elected and duly qualified, automatically be issued an Option to purchase 5,000 shares of Common Stock. Directors of the Corporation who are employees or officers of the Corporation are not eligible to participate in the Plan.

        Participation in the Plan shall not confer any right of continuation of service as a director of the Company.

        5.    Shares Subject to Plan. Subject to adjustment under Paragraph 12, below, the maximum number of shares from which Options may be granted under the Plan are One Hundred Ten Thousand (110,000) shares of the Corporation's authorized and unissued Common Stock. If any Option granted under the Plan shall terminate or expire prior to exercise, in whole or in part, the shares so released from the Option may be made the subject of additional grants under the Plan. The Corporation shall reserve and keep available such number of shares of stock as will satisfy the requirements of all outstanding grants of Options under this Plan.

        6.    Option Price. The purchase price of the stock under each Option shall be not be less than one hundred percent (100%) of the fair market value of the stock subject to the Option at the time the Option is granted.

        7.    Conditions for Exercise of Option.

          (a)  Notwithstanding anything to the contrary, no Option or portion thereof granted under this Plan may be exercised after the earlier of (i) five (5) years from the date the Optionee has the right to exercise such Option or portion thereof as provided in this Paragraph 7(a); or (ii) ten (10) years from the date the Option is granted. The Optionee's right to purchase the shares subject to the Option shall become exercisable during each calendar year in accordance with the following schedule:

            (1)  Commencing one year from the date of the grant, the Optionee shall have the right to exercise thirty-three percent and one-third percent (33 1/3%) of the Option and to purchase thirty-three and one-third percent (33 1/3%) of the Common Stock subject to the Option.

            (2)  Commencing two years from the date of the grant, the Optionee shall have the right to exercise an additional thirty-three percent and one-third percent (33 1/3%) of the Option and to purchase an additional thirty-three and one-third percent (33 1/3%) of the Common Stock subject to the Option.

            (3)  Commencing three years from the date of the grant, the Optionee shall have the right to exercise an additional thirty-three and one-third percent (33 1/3%) of the Option and to purchase an additional thirty-three and one-third percent (33 1/3%) of the Common Stock subject to the Option.

          (b)  Except as provided in Paragraphs 7(c) and (d), an Optionee may exercise an Option only if, at the time such Option is exercised, such Optionee is a non-employee director of and has continuously, since the grant of the Option, been a non-employee director of the Corporation or any subsidiary or parent of the Corporation.

          (c)  If the directorship of the Optionee is terminated for any reason other than (i) his or her death or becoming Disabled; or (ii) his or her discharge for dishonesty or commission of a crime, the Optionee may, within three (3) months thereafter, subject to provisions of this Plan and earlier expiration of the Option, exercise the Option to the extent the Option is exercisable as of the date of termination of his directorship. All unexercised Options shall terminate, be forfeited, and shall lapse upon expiration of said three (3) month period, or immediately if the employment of the Optionee is terminated by the Corporation for the reason set forth in clause (ii) above.

          (d)  If an Optionee dies or becomes Disabled while serving as a director of the Corporation, all of the Options granted to such Optionee shall become one hundred percent (100%) exercisable, without regard to the provisions of Paragraph 7(a), above. In such event, the Options may be exercised by the Disabled Optionee, or the person or persons to whom the deceased Optionee's rights under the Option shall pass by will, or by the applicable laws of descent and distribution; provided, however, that no such Option may be exercised after one hundred eighty days (180) days from such Optionee's date of death, or termination of employment as a result of becoming Disabled, whichever is applicable, or after the expiration date of the Option, if earlier. Upon expiration of said period, all unexercised Options, or portions thereof, shall terminate, be forfeited, and shall lapse.

          (e)  Except as set forth above, the Options and rights granted hereunder shall not be transferred by the Optionee and may not be assigned, pledged, or hypothecated in any way and shall not be subject to execution, attachment, or similar process. Upon any attempt by the Optionee to transfer the Option or to assign, pledge, hypothecate, or otherwise dispose of such Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Option or such rights, such Option and such rights shall immediately become null and void. The Option shall be exercisable during the lifetime of the Optionee, only by the Optionee.

          (f)    As of the date of a Change in Control of the Corporation, all of the Options granted under the Plan which have not otherwise been terminated or forfeited shall become one hundred percent (100%) exercisable, without regard to the provisions of Paragraph 7(a), above.

        8.    Method of Exercise.

          (a)  To exercise the Option, the Optionee, or his or her successors, shall give written notice to the Corporation's treasurer at the Corporation's principal office accompanied by full payment of the shares being purchased and a written statement that the shares are purchased for investment and not with a view to distribution. However, this statement shall not be required in the event the shares subject to the Option are registered with the Securities and Exchange Commission. If the Option is exercised by the successor of the Optionee, following his or her death, proof shall be submitted, satisfactory to the Board, of the right of the successor to exercise the Option.

          (b)  Shares of stock issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall bear the following legend:

          "The securities represented by this Stock Certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder, except upon the issuance to the Corporation of a favorable opinion of its counsel and submission to the Corporation of such other evidence as may be satisfactory to the Corporation to the effect that any such transfer shall not be in violation of the Act and the State Acts."

          (c)  The Corporation shall not be required to transfer and deliver any certificate or certificates for shares purchased upon exercise of said Options until after compliance with all then applicable requirements of law. If the Corporation shall be advised by counsel that shares of stock deliverable upon exercise of an Option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of same, the Corporation may effect registration or obtain consent, and delivery of shares by the Corporation may be deferred until registration is effected or consent obtained.

        9.    Rights under the Plan. Nothing contained in the Plan, nor in any Stock Option Agreement, shall confer upon any Optionee any right to remain as a director of the Corporation.

        10.  Amendments and Termination. The Board may amend, suspend, discontinue or terminate the Plan; provided, however, that unless first approved by the requisite vote of stockholders, no amendment shall be made to the Plan that would (a) permit a decrease in the Option price of any outstanding Option, (b) increase the total number of shares of Common Stock reserved for issuance under the Plan, or (c) expand or alter the provisions relating to the class of persons eligible to receive Options granted under the Plan. No modification to the Plan shall, without the consent of an Optionee, adversely affect such Optionee's rights under an Option previously granted to him.

        11.  Issuance of Stock. No shares of Common Stock shall be issued until full payment for such stock has been made. The Optionee shall have no rights as a stockholder with respect to optioned shares until the date of the issuance of the stock certificate to him or her for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other properties) or distributions or other rights for which the record date is prior to the date such certificate is issued except as provided in Sections 5 and 12 hereof.

        12.  Adjustments and Changes in the Common Stock. No adjustment shall be made to the number of shares of Common Stock for which Options are granted by the Plan or the exercise price thereof as a result of any change in the number of issued and outstanding shares of Common Stock. However, the number of shares of Common Stock covered by outstanding Options, as well as the exercise price, shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In addition, in the event of a dissolution or liquidation of the Corporation, a capital reorganization, or consolidation or merger of the Company with another corporation or corporations, or any sale of all or substantially all of the Company's profits and assets to any other corporation or corporations, the Corporation shall take such action as may be necessary to enable the Optionee to receive upon any subsequent exercise of their respective options, in whole or in part, in lieu of shares of Common Stock, securities or other assets as were issued or payable upon such reorganization, consolidation, merger, or sale, in respect of, or in exchange for such shares of Common Stock.

        13.  Stock Option Agreement. The granting of an Option under this Agreement occurs only by a written Stock Option Agreement, substantially in the form of the Stock Option Agreement which is attached hereto and marked Exhibit 1, is executed by and on behalf of the Corporation and the non-employee director to whom the Option is granted, and such executed Agreement is delivered to the Corporation.

        14.  Period of Plan. No Options shall be granted on or after the 10thanniversary of the date of adoption of the Plan by the Board of Directors of the Corporation. The Plan shall expire no later than said tenth anniversary date, or the date on which all Options granted under the Plan have expired or been exercised in full.

ADOPTED BY THE BOARD OF DIRECTORS OF WESTERN GAS RESOURCES, INC.

Date	By:	[Name] [Title]
ATTEST:

4280-PS-2002

WESTERN GAS RESOURCES, INC.

Annual Meeting of Stockholders—May 17, 2002
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints John C. Walter and William J. Krysiak, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Western Gas Resources, Inc. held of record by the undersigned on the close of business on March 29, 2002, at the Annual Meeting of Stockholders of Western Gas Resources, Inc., to be held on Friday, May 17, 2002 at 10:00 A.M. local time at the Omni Interlocken Resort, 500 Interlocken Blvd., Broomfield, Colorado 80021 and at any postponement or adjournment thereof, as follows:

1.	ELECTION OF THREE CLASS ONE DIRECTORS
Nominees: Peter A. Dea, Brion G. Wise and Richard B. Robinson
	☐	FOR	☐	WITHHELD
☐
To withhold authority to vote for any individual nominee, check the box and write the name of such nominee on the above line.
2.	PROPOSAL TO APPROVE THE COMPANY'S 2002 STOCK INCENTIVE PLAN
	☐	FOR	☐	AGAINST
3.	PROPOSAL TO APPROVE THE COMPANY'S 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
	☐	FOR	☐	AGAINST
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any postponement or adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1, WILL BE VOTED FOR THE APPROVAL OF THE 2002 STOCK INCENTIVE PLAN LISTED IN ITEM 2 AND WILL BE VOTED FOR THE APPROVAL OF THE 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN LISTED IN ITEM 3.

Please mark, sign, date and mail this proxy promptly in the enclosed envelope.
Date:	,2002

Signature of Stockholder
Signature of Stockholder

Please sign exactly as name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS To be held on May 17, 2002
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO 2002 STOCK INCENTIVE PLAN
PROPOSAL THREE 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
DIRECTORS AND OFFICERS
EXECUTIVE COMPENSATION
STOCK OPTION, RETIREMENT AND BONUS PLANS
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG WESTERN GAS RESOURCES, INC., THE S & P 500 INDEX AND A PEER GROUP
INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX A WESTERN GAS RESOURCES, INC. 2002 STOCK INCENTIVE PLAN
APPENDIX B WESTERN GAS RESOURCES, INC. 2002 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
Annual Meeting of Stockholders—May 17, 2002 This Proxy is Solicited on Behalf of the Board of Directors